SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date  of  report  (Date  of  earliest event reported):     November 1, 2004


                            The Leather Factory, Inc.
     (Exact  Name  of  Registrant  as  Specified  in  Its  Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


        1-12368                             75-2543540
(Commission  File  Number)     (IRS  Employer  Identification  Number)


   3847  East  Loop  820  South,  Fort  Worth,  Texas       76119
     (Address  of  Principal  Executive  Offices)        (Zip  Code)


                                 (817) 496-4414
              (Registrant's Telephone Number, Including Area Code)

  _____________________________________________________________________________
     (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)

ITEM  8.01.  OTHER  EVENTS

On November 1, 2004, The Leather Factory, Inc. and its subsidiaries (collectively referred to here as the "Company") entered into a Credit Agreement (the "Credit Agreement") with BankOne, N. A. (the "Lender"), pursuant to which the Lender agreed to provide a credit facility of up to $3,000,000 in debt (the "Debt Facility"). The Debt Facility has a three-year term and is secured by the Company's accounts receivable and inventory.

Proceeds of the closing of the Debt Facility in the amount of $980,898 were used to pay all amounts due and owing by the Company pursuant to the Credit Agreement by and between the Company and Wells Fargo Bank, N. A. ("WFB"). The Company's revolving line of credit with WFB in the principal amount of $975,000 was satisfied in its entirety. Moreover, at closing, the Company paid $5,898 to WFB for accrued interest and fees. The principal terms and conditions of the Debt Facility are described below.

The Company is required to pay an annual fee equal to 0.20% annually of the average undrawn balance of this line of credit. In an effort to reduce these fees, the Company elected to reduce the maximum amount of this line of credit to $3.0 million, instead of $5.0 million provided in the prior credit agreement. The Company believes that its liquidity resources will be adequate and this additional amount of credit is not needed.

Amounts drawn under the Credit Agreement accrue interest at the base (or "prime") rate of interest less 0.5% announced from time to time by the lender, although the Company may elect to have advances accrue interest at the London interbank eurodollar market rate for U.S. dollars (commonly know as "LIBOR") plus 1.35%.

The Credit Agreement contains covenants by the Company that its Debt Service Coverage Ratio will not be less than 1.5 to 1.0 for the twelve month period ending as of each fiscal quarter end. Capital expenditures are limited to $1,000,000 annually. Other covenants by the Company are also contained in the Credit Agreement.

A  copy  of  the Credit Agreement is attached as an exhibit to this report.  See
Item  9.01.

     This Item 8 contains forward-looking statements including statements about the Registrant's need for additional sources of liquidity. Unforeseen events, such as unanticipated requirements for liquid assets could cause these forward-looking statements to be incorrect. See the Registrant's Form 10-K for 2003 for additional information about forward-looking statements.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

     The  Registrant  files  the  following  exhibits  as  a  material contract:

  10.1 Credit Agreement, dated as of October 6, 2004, made by and among The Leather Factory, Inc.,a Delaware corporation and Bank One, National Association.

  10.2 Line of Credit Note, dated October 6, 2004, in the principal amount of up to $3,000,000 given by The Leather Factory, Inc., a Delaware corporation as borrower, payable to the order of Bank One, National Association.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                THE  LEATHER  FACTORY,  INC.

                                BY:  /s/  Wray  Thompson
                                Wray  Thompson,  Chairman  of  the  Board  and
                                     Chief  Executive  Officer

Date:  November  5,  2004

Exhibit  10.1
                                                                CREDIT AGREEMENT

This agreement dated as of October 6, 2004 between Bank One, NA, with its main office in Chicago, IL, and its successors and assigns, (the "Bank"), whose address is 420 Throckmorton, Suite 400, Fort Worth, TX 76102, and The Leather Factory, Inc. (a Delaware Corporation) (the "Borrower"), whose address is 3847 East Loop 820 South, Fort Worth, TX 76119-4388.

1.     CREDIT  FACILITIES.

1.1 SCOPE. This agreement governs Facility A, and, unless otherwise agreed to in writing by the Bank and the Borrower or prohibited by applicable law, governs the Credit Facilities.

1.2 FACILITY A (LINE OF CREDIT). The Bank has approved a credit facility to the Borrower in the principal sum not to exceed $3,000,000.00 in the aggregate at any one time outstanding ("Facility A"). Credit under Facility A shall be repayable as set forth in a Line of Credit Note executed concurrently with this agreement, and any renewals, modifications or extensions thereof. The proceeds of Facility A shall be used for the following purposes: working capital, acquisitions, and general corporate purposes.

NON USAGE FEE. The Borrower shall pay to the Bank a non-usage fee on the average daily unused portion of Facility A at a rate per annum equal to the Applicable Rate, payable in arrears within thirty (30) days after the end of each fiscal quarter for which the fee is owing. The Applicable Rate shall be .2% with respect to any fiscal quarter during which the Leverage Ratio is less than .50 to 1.00, .25% with respect to any fiscal quarter during which Borrower's Leverage Ratio is .50 to 1.00 or more but less than 1.00 to 1.00, and .3% with respect to any fiscal quarter during which Borrower's Leverage Ratio is greater than, or equal to, 1.00 to 1.00. As used in this provision, Leverage Ratio means, with respect to Borrower on a consolidated basis, the ratio of (i) the total of all interest bearing debt and capital leases as of the end of a fiscal quarter, to (ii) net income, plus amortization, depreciation, interest expense and income taxes, for the twelve month period ending with such ended fiscal quarter.

LETTER OF CREDIT SUB-LIMIT. At any time the Borrower is entitled to an advance under Facility A, the Bank agrees to issue letters of credit for the account of the Borrower in an amount not in excess of the maximum advance that the Borrower would then be entitled to obtain under Facility A, provided that (a) the aggregate maximum amount which is drawn and remains unreimbursed under all letters of credit plus the aggregate maximum available amount which may be drawn under all letters of credit which are outstanding at any time, including without limitation all letters of credit issued for the account of the Borrower which are outstanding on the date of the Line of Credit Note, shall not exceed $1,000,000.00, (b) the issuance of any letter of credit with an expiration date beyond the maturity date of the Line of Credit Note shall be entirely at the discretion of the Bank, (c) any letter of credit shall be a standby or commercial letter of credit and the form of the requested letter of credit shall be satisfactory to the Bank, in the Bank's sole discretion, and (d) the Borrower shall have executed an application and reimbursement agreement for any letter of credit in the Bank's standard form. While any letter of credit is outstanding, the maximum amount of advances that may be outstanding under the Line of Credit Note shall be automatically reduced by the maximum amount available to be drawn under any and all such letters of credit plus the aggregate of the amounts which have been drawn and remain unreimbursed under all letters of credit. The Borrower shall pay the Bank a fee for each standby letter of credit that is issued, such fee to be agreed upon for each letter of credit from time to time by the Bank and the Borrower, provided, however, that if such agreement is not reached, the Bank shall be under no obligation to issue any letter of credit hereunder. The Borrower shall pay the Bank a fee for each commercial letter of credit that is issued, such fee to be agreed upon for each letter of credit from time to time by the Bank and the Borrower, provided, however, that if such agreement is not reached, the Bank shall be under no obligation to issue any letter of credit hereunder, and shall pay the Bank a negotiation fee equal to 2.00% of the amount of each draft drawn under each commercial letter of credit. No credit shall be given for fees paid due to early termination of any letter of credit. The Borrower shall also pay the Bank's standard transaction fees with respect to any transactions occurring on an account of any letter of credit. Each fee shall be payable when the related letter of credit is issued, and transaction fees shall be payable upon completion of the transaction as to which they are charged. All fees may be debited by the Bank to any deposit account of the Borrower carried with the Bank without further authority and, in any event, shall be paid by the Borrower within ten (10) days following billing.

2. DEFINITIONS. As used in this agreement, the following terms have the following respective meanings:

2.1 "Credit Facilities" means all extensions of credit from the Bank to the Borrower, whether now existing or hereafter arising, including but not limited to those described in Section 1.

2.2 "Liabilities" means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, JPMorgan Chase & Co., and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this agreement means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

2.3 "Notes" means all promissory notes, instruments and/or contracts evidencing the terms and conditions of any of the Credit Facilities.

2.4 "Account" means a trade account, account receivable, other receivable, or other right to payment for goods sold or leased or services rendered owing to the Borrower (or to a third party grantor acceptable to the Bank).

2.5     "Account  Debtor"  means the person or entity obligated upon an Account.

2.6 "Affiliate" means any person, corporation or other entity directly or indirectly controlling, controlled by or under common control with the Borrower and any director or officer of the Borrower or any subsidiary of the Borrower.

2.7 "Distributions" means all dividends and other distributions made by the Borrower to its shareholders, partners, owners or members, as the case may be, other than salary, bonuses, and other compensation for services expended in the current accounting period.

2.8 "Leverage Ratio" means the ratio of (a) total funded indebtedness, on a consolidated basis, to (b) earnings before interest, taxes, distributions and amortization based on a consolidated basis.

2.9 "Related Documents" means all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with this agreement or in connection with any of the Liabilities.

3.     AFFIRMATIVE  COVENANTS.  The  Borrower  shall:

3.1 INSURANCE. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices, and furnish to the Bank, upon request of the Bank, reports on each existing insurance policy showing such information as the Bank may reasonably request.

3.2 EXISTENCE. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate funds or security has been pledged to insure payment.

3.3 FINANCIAL RECORDS. Maintain proper books and records of account, in accordance with generally accepted accounting principles, and consistent with financial statements previously submitted to the Bank.

3.4 INSPECTION. Permit the Bank, to inspect and copy the Borrower's business records at such times and at such intervals as the Bank my reasonably require, and to discuss the Borrower's business, operations, and financial condition with the Borrower's officers and accountants.

3.5 FINANCIAL REPORTS. Furnish to the Bank whatever information, books and records the Bank may from time to time reasonably request, including at a minimum:

A.     Via  either  the EDGAR System or its Home Page, within one hundred twenty
(120) days after the filing of its Annual Report on Form 10-K for the fiscal year then ended with the Securities and Exchange Commission, but no event later than one hundred twenty (120) days after the end of such fiscal year, the financial statements for such fiscal year as contained in such Annual Report on Form 10-K and, as soon as it shall become available, the annual report to shareholders of the Borrower for the fiscal year then ended.

B. Via either the EDGAR System or its Home Page, within forty-five (45) days after the filing of its Quarterly Report on Form 10-Q for the fiscal quarter then ended with the Securities and Exchange Commission, but no event later than forty five (45) days after the end of such fiscal quarter, copies of the financial statements for such fiscal quarter as contained in such Quarterly Report on Form 10-Q, and, as soon as it shall become available, a quarterly report to shareholders of the Borrower for the fiscal quarter than ended.

C. Via either the EDGAR System or its Home Page, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any subsidiary with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission.

If for any reason the EDGAR System and/or its Home Page are not available to the Borrower as is required for making available the financial statements or reports referred to above, the Borrower shall then furnish a copy of such financial statements or reports to the Bank.

For the purposes of this section, "EDGAR System" means the Electronic Data Gathering Analysis and Retrieval System owned and operated by the United States Securities and Exchange Commission or any replacement system, and "Home Page" means the Borrower's corporate home page on the World Wide Web accessible through the Internet via the universal resource locator (URL) identified as " http://www.leatherfactory.com/ " or such other universal resource locator that the Borrower shall designate in writing to the Bank as its corporate home page on the World Wide Web.

3.6 NOTICES OF CLAIMS, LITIGATION, DEFAULTS, ETC. Promptly inform the Bank in writing of (1) all existing and all threatened litigation, claims, investigations, administrative proceedings and similar actions affecting the Borrower which could materially affect the financial condition of the Borrower;
(2) the occurrence of any event which gives rise to the Bank's option to terminate the Credit Facilities; (3) the institution of steps by the Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Borrower may have liability; (4) any additions to or changes in the locations of the Borrower's businesses; and (5) any alleged breach of any provision of this agreement or of any other agreement related to the Credit Facilities by the Bank.

3.7 OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between the Borrower and any other party.

3.8 TITLE TO ASSETS AND PROPERTY. Maintain good and marketable title to all of the Borrower's assets and properties, and defend such assets and properties against all claims and demands of all persons at any time claiming any interest in them.

3.9 ADDITIONAL ASSURANCES. Make, execute and deliver to the Bank such other agreements as the Bank may reasonably request to evidence the Credit Facilities and to perfect any security interests.

3.10 EMPLOYEE BENEFIT PLANS. Maintain each employee benefit plan as to which the Borrower may have any liability, in compliance with all applicable requirements of law and regulations.

3.11 BANKING RELATIONSHIP. Beginning not later than (180) days after the date of this agreement, maintain its primary banking depository and disbursement relationship with the Bank and establish such accounts and maintain balances therein with the Bank sufficient to cover the cost of all the Bank's services provided; provided, however, that nothing herein shall require the Borrower to keep and maintain a specific minimum balance in such accounts.

3.12 COMPLIANCE CERTIFICATES. Provide the Bank, within forty-five (45) days after the end of each calendar quarter and within one hundred twenty days (120) after the end of each calendar year, with a certificate executed by the Borrower's chief financial officer, or other officer or a person acceptable to the Bank, certifying that, as of the date of the certificate, no default exists under any provision of this agreement.

4.     NEGATIVE  COVENANTS.

4.1 Unless otherwise noted, the financial requirements set forth in this section will be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank.

4.2     Without  the  written  consent  of  the  Bank,  the  Borrower  will not:

A. INDEBTEDNESS. Incur, contract for, assume, or permit to remain outstanding, indebtedness for borrowed money, installment obligations, or obligations under capital leases or operating leases which exceed $200,000.00 in the aggregate unpaid principal amount, other than (1) unsecured trade debt incurred in the ordinary course of business, (2) indebtedness owing to the Bank,
(3) indebtedness reflected in the latest financial statement of the Borrower furnished to the Bank prior to execution of this agreement and that is not to be paid with proceeds of borrowings under the Credit Facilities, and (4) indebtedness outstanding as of the date hereof that has been disclosed to the Bank in writing and that is not to be paid with proceeds of borrowings under the Credit Facilities, (5) the capital lease in the amount of $402,200.88 between De Lage Landen Financial Services, Inc. and The Leather Factory, Inc.

B. GUARANTIES. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

C. LIENS. Create or permit to exist any lien on any of its property, real or personal, except: existing liens known to the Bank; liens to the Bank; liens incurred in the ordinary course of business securing current non-delinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities.

D. USE OF PROCEEDS. Use, or permit any proceeds of the Credit Facilities to be used, directly or indirectly, for: (1) any personal, family or household purpose; or (2) the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U. At the Bank's request, the Borrower will furnish a completed Federal Reserve Board Form U-1.

E. CONTINUITY OF OPERATIONS. (1) Engage in any business activities substantially different from those in which the Borrower is presently engaged;
(2) cease operations, liquidate, merge, transfer, or consolidate with any other entity, change its name, dissolve, or sell any assets out of the ordinary course of business; (3) enter into any arrangement with any person providing for the leasing by the Borrower or any subsidiary of real or personal property which has been sold or transferred by the Borrower or subsidiary to such person; or (4) change its business organization, the jurisdiction under which its business organization is formed or organized, or its chief executive office, or any places of its businesses.

F. LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into any agreement with any person other than the Bank which prohibits or limits the ability of the Borrower or any of its subsidiaries to create or permit to exist any lien on any of its property, assets or revenues, whether now owned or hereafter acquired.

G. CONFLICTING AGREEMENTS. Enter into any agreement containing any provision which would be violated or breached by the performance of the Borrower's obligations under this agreement.

H. ACQUISITIONS. Purchase or acquire any securities of, or a substantial portion of the assets of, any person, firm or corporation, other than (i) securities or assets with respect to which the total consideration does not exceed $750,000.00 per transaction, (ii) securities or assets with respect to which the total consideration does not exceed $1,200,000.00 in any fiscal year, and (iii) securities of, or assets of, any person, firm or corporation which is primarily engaged in a line of business which is similar to that of Borrower.

I. CAPITAL EXPENDITURES. Acquire, whether by purchase or capital lease, fixed assets if the aggregate purchase price of such assets to the Borrower, and all subsidiaries if any, shall exceed $1,000,000.00 in the aggregate in any one fiscal year.

J. DEBT SERVICE COVERAGE RATIO. Permit, as of each fiscal quarter end, with respect to Borrower on a consolidated basis, the ratio of (i) net income, plus interest expense, plus depreciation and amortization expenses, minus cash dividends paid, minus the aggregate cost of purchases of treasury stock, for the twelve month period then ending, to (ii) current maturities of long term debt and capital leases, plus interest expense, for the same such period, to be less than 1.50 to 1.00.

K. GOVERNMENT REGULATION. (1) Be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (2) fail to provide documentary and other evidence of Borrower's identity as may be requested by Bank at any time to enable Bank to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

5.     REPRESENTATIONS.

5.1 REPRESENTATIONS BY THE BORROWER. The Borrower represents and warrants to the Bank that: (a) its principal residence or chief executive office is at the address shown above, (b) its name as it appears in this agreement is its exact name as it appears in its organizational documents, as amended, including any trust documents, (c) the execution and delivery of this agreement and the Notes, and the performance of the obligations they impose, do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party, (d) this agreement and the Notes are valid and binding agreements, enforceable according to their terms, (e) all balance sheets, profit and loss statements, and other financial statements and other information furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates, (f) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against the Borrower is pending or threatened, and no other event has occurred which may in any one case or in the aggregate materially adversely affect the Borrower's financial condition and properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Bank in writing, (g) all of the Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being contested by the Borrower in good faith and for which adequate reserves have been provided, (h) the Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (i) the Borrower is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (j) there are no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that the Borrower could assert with respect to this agreement or the Credit Facilities,
(k) the Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, and (l) the execution and delivery of this agreement and the Notes and the performance of the obligations they impose, if the Borrower is other than a natural person (i) are within its powers, (ii) have been duly authorized by all necessary action of its governing body, and (iii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

5.2 CONTINUING REPRESENTATIONS. Each request for an advance or conversion or continuation of an advance under any of the Credit Facilities shall constitute a representation and warranty by the Borrower that all of the representations and warranties set forth in this agreement shall be true and correct on and as of such date with the same effect as though such representations and warranties had been made on such date, except to the extent that such representations and warranties are stated to expressly relate solely to an earlier date.

6.     DEFAULT/REMEDIES.

6.1 EVENTS OF DEFAULT/ACCELERATION. If any of the following events occurs the Notes shall become due immediately, without notice, at the Bank's option, and the Borrower hereby waives notice of intent to accelerate maturity of the Notes and notice of acceleration of the Notes upon any of the following events:

A. The Borrower, or any guarantor of the Notes (the "Guarantor"), fails to pay when due any amount payable under the Notes, under any of the Liabilities, or under any agreement or instrument evidencing debt to any creditor.

B. The Borrower or any Guarantor (1) fails to observe or perform any other term of the Notes; (2) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (3) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (4) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by the Notes) and the effect of such default will allow the creditor to declare the debt due before its maturity.

C.     In  the  event  (1)  there  is  a  default under the terms of any Related
Document, (2) any guaranty of the loan evidenced by the Notes is terminated or becomes unenforceable in whole or in part, (3) any Guarantor fails to promptly perform under its guaranty, or (4) the Borrower fails to comply with, or pay, or perform under any agreement, now or hereafter in effect, between the Borrower and JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors.

D. There is any loss, theft, damage, or destruction of any collateral securing the Credit Facilities not covered by insurance.

E. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower.

F. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due.

G. The Borrower or any Guarantor (1) makes an assignment for the benefit of creditors; (2) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (3) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction.

H. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent.

I. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and they remain undismissed for thirty (30) days after commencement; or the Borrower or the Guarantor consents to the commencement of those proceedings.


J. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor.

K. The Borrower or any Guarantor dies, or a guardian or conservator is appointed for the Borrower or any Guarantor or all or any portion of the Borrower's assets, any Guarantor's assets, or the Collateral.

L. The Borrower or any Guarantor, without the Bank's written consent (1) is dissolved, (2) merges or consolidates with any third party, (3) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, (4) leases, purchases, or otherwise acquires a material part of the assets of any other business entity, except in the ordinary course of its business, or (5) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).

M. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor that the Bank in good faith determines to be materially adverse.

N.     The  Bank  in  good  faith  deems  itself  insecure.

O. There shall occur a Change of Control. As used herein, "Change of Control" means (a) when any Person or two or more persons (acting as a "group" within the meaning of Section 13(d)(3) of the Exchange Act), excluding Persons who are on the date of this agreement executive officers or directors of Borrower ("Insiders") or Permitted Transferees, shall have acquired "beneficial ownership' (as such term is defined in Rule 13d-3 of the SEC under the Exchange
Act), directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of Borrower (or other securities convertible into such Voting Stock) representing more than 25% of the combined voting power of all Voting Stock of Borrower, and shall have filed or shall have become required to file, a Schedule 13D with the SEC disclosing that it is the intention of such Person or group to acquire control of Borrower, or (b) a majority of the Board of Directors of Borrower existing on the date of this agreement changes. As used herein:
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto; "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority; "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body; "Permitted Transferee" means (i) the spouse, any lineal descendant, and/or any parent (collectively, the "Family Members" of an Insider, (ii) a corporation in respect of which an Insider and/or Family Members hold beneficial ownership of all shares of capital stock of such corporation, (iii) a partnership in respect of which an Insider and/or Family Members hold beneficial ownership of all partnership interests in such partnership, (iv) a limited liability company in respect of which an Insider and/or Family Members hold beneficial ownership of all memberships in or interests of such company, (v) the estate of an Insider and/or Family Members, or (vi) any other holder of capital stock of Borrower who or which becomes a holder in accordance with (i), (ii), (iii), or (iv) above; provided, however, that none of the foregoing will be deemed a Permitted Transferee if the transfer results in the failure of Borrower to meet the criteria for listing on the American Stock Exchange or its successor; "SEC" means the Securities and Exchange Commission or any agency or instrumentality of the United States of America succeeding to the powers and duties thereof; and "Voting Stock" means, with respect to any Person, capital stock, shares, interests, participations, rights or other equivalents (however designated) issued by such Person , the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

6.2     REMEDIES.

A. GENERALLY. If any of the Liabilities are not paid at maturity, whether by acceleration or otherwise, or if a default by anyone occurs under the terms of any agreement related to any of the Liabilities, then the Bank shall have the rights and remedies provided by law or this agreement. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the collection of the Notes, or in connection with the enforcement or preservation of rights under this agreement, or any amendment, supplement, or modification thereto, including without limitation reasonable attorneys' fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

B. BANK'S RIGHT OF SETOFF. The Borrower grants to the Bank a security interest in, and the Bank is authorized to setoff and apply, all Deposits, Securities and Other Property, and Bank Debt against any and all Liabilities of the Borrower. This right of setoff may be exercised at any time and from time to time, and without prior notice to the Borrower. This security interest and right of setoff may be enforced or exercised by the Bank regardless of whether or not the Bank has made any demand under this paragraph or whether the Liabilities are contingent, matured, or unmatured. Any delay, neglect or conduct by the Bank in exercising its rights under this paragraph will not be a waiver of the right to exercise this right of setoff or enforce this security interest. The rights of the Bank under this paragraph are in addition to other rights the Bank may have in the Related Documents or by law. In this paragraph: (a) the term "Deposits" means any and all accounts and deposits of the Borrower (whether general, special, time, demand, provisional or final) at any time held by the Bank (including all Deposits held jointly with another, but excluding any IRA or Keogh Deposits, or any trust Deposits in which a security interest would be prohibited by law); (b) the term "Securities and Other Property" means any and all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank in a fiduciary capacity); and (c) the term "Bank Debt" means all indebtedness at any time owing by the Bank, to or for the credit or account of the Borrower.

7.     MISCELLANEOUS.

7.1 NOTICE. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given:
(a) upon receipt if delivered by hand, (b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

7.2 NO WAIVER. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive that right on any future occasion.

7.3 INTEGRATION. This agreement, the Notes, and any agreement related to the Credit Facilities embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement or the Notes in any other jurisdiction.

7.4 GOVERNING LAW AND VENUE. This agreement is delivered in the State of Texas and governed by Texas law (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of Texas, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Texas is not a convenient forum or the proper venue for any such suit, action or proceeding.

7.5 CAPTIONS. Section headings are for convenience of reference only and do not affect the interpretation of this agreement.

7.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Borrower understands and agrees that in extending the Credit Facilities, the Bank is relying on all representations, warranties, and covenants made by the Borrower in this agreement or in any certificate or other instrument delivered by the Borrower to the Bank under this agreement. The Borrower further agrees that regardless of any investigation made by the Bank, all such representations, warranties and covenants will survive the making of the Credit Facilities and delivery to the Bank of this agreement, shall be continuing in nature, and shall remain in full force and effect until such time as the Borrower's indebtedness to the Bank shall be paid in full.

7.7 NON-LIABILITY OF THE BANK. The relationship between the Borrower on one hand and the Bank on the other hand shall be solely that of borrower and lender. The Bank shall have no fiduciary responsibilities to the Borrower. The Bank undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

7.8 INDEMNIFICATION OF THE BANK. The Borrower agrees to indemnify, defend and hold the Bank and JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, and each of their respective shareholders, directors, officers, employees and agents (collectively, the "Indemnified Persons") harmless from any and all obligations, claims, liabilities, losses, damages, penalties, fines, forfeitures, actions, judgments, suits, costs, expenses and disbursements of any kind or nature (including, without limitation, any Indemnified Person's attorneys' fees) (collectively, the "Claims") which may be imposed upon, incurred by or assessed against any Indemnified Person (whether or not caused by any Indemnified Person's sole, concurrent, or contributory negligence) arising out of or relating to this agreement; the exercise of the rights and remedies granted under this agreement (including, without limitation, the enforcement of this agreement and the defense of any Indemnified Person's action or inaction in connection with this agreement); and in connection with the Borrower's failure to perform all of the Borrower's obligations under this agreement, except to the limited extent that the Claims against any such Indemnified Person are proximately caused by such Indemnified Person's gross negligence or willful misconduct. The indemnification provided for in this section shall survive the termination of this agreement and shall extend to and continue to benefit each individual or entity who is or has at any time been an Indemnified Person.

The Borrower's indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Borrower's assets or the Borrower's business activities. Should any Claim be made or brought against any Indemnified Person by reason of any event as to which the Borrower's indemnification obligations apply, then, upon any Indemnified Person's demand, the Borrower, at its sole cost and expense, shall defend such Claim in the Borrower's name, if necessary, by the attorneys for the Borrower's insurance carrier (if such Claim is covered by insurance), or otherwise by such attorneys as any Indemnified Person shall approve. Any
Indemnified Person may also engage its own attorneys at its reasonable discretion to defend the Indemnified Person and to assist in its defense and the Borrower agrees to pay the fees and disbursements of such attorneys.

WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF BORROWER AND BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO CLAIMS, OBLIGATIONS, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES), DEMANDS, LIABILITIES, PENALTIES, FINES AND FORFEITURES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR
ARISE  OUT  OF  THE  NEGLIGENCE  OF  SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON.

7.9 COUNTERPARTS. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

7.10 ADVICE OF COUNSEL. The Borrower acknowledges that it has been advised by counsel, or had the opportunity to be advised by counsel, in the negotiation, execution and delivery of this agreement and any documents executed and delivered in connection with the Credit Facilities.

7.11 CONFLICTING TERMS. If this agreement is inconsistent with any provision in any agreement related to the Credit Facilities, the Bank shall determine, in the Bank's sole and absolute discretion, which of the provisions shall control any such inconsistency.

7.12 EXPENSES. The Borrower agrees to pay or reimburse the Bank for all its out-of-pocket costs and expenses and reasonable attorneys' fees incurred in connection with the preparation and execution of this agreement, any amendment, supplement, or modification thereto, and any other documents prepared in connection herewith or therewith.

7.13 REINSTATEMENT. All parties liable on the Notes agree that to the extent any payment is received by the Bank in connection with the Liabilities, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the Notes shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of the Notes, and, to the extent of such payment or repayment by the Bank, the Liabilities or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

7.14 SEVERABILITY. If any provision of this agreement cannot be enforced, the remaining portions of this agreement shall continue in effect.

7.15 ASSIGNMENTS. The Borrower agrees that the Bank may provide any information or knowledge the Bank may have about the Borrower or about any matter relating to the Notes or the Related Documents to JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of the Notes or the Related Documents. The Borrower agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in the Notes to one or more purchasers whether or not related to the Bank.

7.16 WAIVERS. Any party liable on the Notes waives (a) any right to receive notice of the following matters before the Bank enforces any of its rights: (i) any demand, diligence, presentment, dishonor and protest, or (ii) any action that the Bank takes regarding anyone else, any collateral, or any of the Liabilities, that it might be entitled to by law or under any other agreement;
(b) any right to require the Bank to proceed against any other obligor or guarantor of the Liabilities, or any collateral, or pursue any remedy in the Bank's power to pursue; (c) any defense based on any claim that any endorser or other parties' obligations exceed or are more burdensome than those of the Borrower; (d) the benefit of any statute of limitations affecting liability of any endorser or other party liable hereunder or the enforcement hereof; (e) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities; and (f) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. Any party liable on the Notes consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of any collateral, to the addition of any other party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of the Notes. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of any provision of the Notes is effective unless it is in writing and signed by the party against whom it is being enforced.

8. USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C.
Section  5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for
Borrower: When Borrower opens an account, if Borrower is an individual Bank will ask for Borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify Borrower, and if Borrower is not an individual Bank will ask for Borrower's name, taxpayer identification number, business address, and other information that will allow Bank to identify Borrower. Bank may also ask, if Borrower is an individual to see Borrower's driver's license or other identifying documents, and if Borrower is not an individual to see Borrower's legal organizational documents or other identifying documents.

9. WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

10. JURY WAIVER. THE BORROWER AND THE BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

ADDRESS(ES)  FOR  NOTICES:                BORROWER:
3847  East  Loop  820  South              The Leather Factory, Inc. (a Delaware
Fort  Worth,  TX   76119-4388               Corporation)
Attn:  Shannon  L.  Greene,  CFO          By:  ________________________
                                          Wray Thompson, Chief Executive Officer
                                          Date  Signed:  November  1,  2004


ADDRESS(ES)  FOR  NOTICES:                BANK:
420  Throckmorton,  Suite  400            Bank One, NA, with its main office in
Fort Worth, TX  76102                       Chicago,  IL
Attn:  _______________________            By:  ________________________
                                          Robert A. Humphreys, Vice President
                                          Date  Signed:  November  1,  2004

Exhibit  10.2
                                                             LINE OF CREDIT NOTE

                                                                   $3,000,000.00
DUE:  OCTOBER  6,  2007                                     DATE: OCTOBER 6,2004


PROMISE TO PAY. On or before October 6, 2007, for value received, The Leather Factory, Inc. (a Delaware Corporation) (the "Borrower") promises to pay to Bank One, NA, with its main office in Chicago, IL, whose address is 420 Throckmorton, Suite 400, Fort Worth, TX 76102 (the "Bank") or order, in lawful money of the United States of America, the sum of Three Million and 00/100 Dollars
($3,000,000.00) or such lesser sum as is indicated on Bank records, plus interest as provided below.

DEFINITIONS. As used in this Note, the following terms have the following respective meanings:

"ADVANCE" means a Eurodollar Advance or a Prime Rate Advance and "ADVANCES" means all Eurodollar Advances and all Prime Rate Advances under this Note.

"APPLICABLE MARGIN" means with respect to any Prime Rate Advance or Eurodollar Advance, as the case may be, the rate per annum set forth below opposite the applicable Leverage Ratio. Leverage Ratio is defined in the Credit Agreement.

Leverage Ratio                                   Applicable Margin
                                       Prime Rate Advance   Eurodollar Advance
                                       -------------------  -------------------
Greater than or equal to 1.00 to 1.00                0.50%                2.00%
-------------------------------------  -------------------  -------------------
Greater than or equal 0.50 to 1.00. .                0.50%                1.75%
-------------------------------------  -------------------  -------------------
Less than 0.50 to 1.00. . . . . . . .                0.50%                1.35%
-------------------------------------  -------------------  -------------------

The Applicable Margin for each Eurodollar Advance shall be determined and adjusted quarterly on the first day of the month after the date of delivery of the quarterly and annual financial statements required by the Credit Agreement, provided, however, that if such financial statements are not delivered within two Business Days after the required date (each, an "Interest Determination Date"), the Applicable Margin shall increase to the maximum percentage amount set forth in the table above from the date such financial statements were required to be delivered to the Bank until received by the Bank. The Applicable Margin shall be effective from an Interest Determination Date until the next Interest Determination Date. Such determinations by the Bank shall be conclusive absent manifest error. The initial Applicable Margin for Prime Rate Advances is minus 0.50% and for Eurodollar Advances is 1.35%.

"CREDIT AGREEMENT" means a certain Credit Agreement, dated October 6, 2004, between the Borrower and the Bank.

"BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Texas and/or New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

"EURODOLLAR BASE RATE" means, with respect to the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Bank, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Bank to be the rate at which JPMorgan Chase & Co. or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the principal amount outstanding on such date and having a maturity equal to such Interest Period.

"EURODOLLAR ADVANCE" means any borrowing under this Note when and to the extent that its interest rate is determined by reference to the Eurodollar Rate.

"EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the Applicable Margin plus (ii) the quotient of
(a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

"INTEREST  PERIOD"  means, with respect to a Eurodollar Advance, a period of one
(1), two (2) or three (3) month(s) commencing on a Business Day selected by the Borrower pursuant to this Note. Such Interest Period shall end on the day which corresponds numerically to such date one (1), two (2) or three (3) month(s) thereafter, as applicable, provided, however, that if there is no such numerically corresponding day in such first, second or third succeeding month(s), as applicable, such Interest Period shall end on the last Business Day of such first, second or third succeeding month(s), as applicable. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

"PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by the Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

"PRIME RATE ADVANCE" means any Advance under this Note when and to the extent that its interest rate is determined by reference to the Prime Rate.

"PRINCIPAL PAYMENT DATE" is defined in the paragraph entitled "Principal Payments" below.

"REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

"RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D.

INTEREST RATES. The Advance(s) evidenced by this Note may be drawn down and remain outstanding as up to five (5) Eurodollar Advances and/or a Prime Rate Advance. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of each Prime Rate Advance at the greater of (a) the Prime Rate minus the Applicable Margin, or (b) 0.00% per annum, and each Eurodollar Advance at the Eurodollar Rate. Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days. In no event shall the interest rate applicable to any Advance exceed the maximum rate allowed by law. Any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

BANK RECORDS. The Bank shall, in the ordinary course of business, make notations in its records of the date, amount, interest rate and Interest Period of each Advance hereunder, the amount of each payment on the Advances, and other information. Such records shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of and interest rate or rates applicable to this Note.

NOTICE AND MANNER OF ELECTING INTEREST RATES ON ADVANCES. The Borrower shall give the Bank written notice (effective upon receipt) of the Borrower's intent to draw down an Advance under this Note no later than 11:00 a.m. Central time, one (1) Business Day before disbursement, if the full amount of the drawn Advance is to be disbursed as a Prime Rate Advance and three (3) Business Days before disbursement, if any part of such Advance is to be disbursed as a Eurodollar Advance. The Borrower's notice must specify: (a) the disbursement date, (b) the amount of each Advance, (c) the type of each Advance (Prime Rate Advance or Eurodollar Advance), and (d) for each Eurodollar Advance, the duration of the applicable Interest Period; provided, however, that the Borrower may not elect an Interest Period ending after the maturity date of this Note. Each Eurodollar Advance shall be in a minimum amount of One Hundred Thousand and 00/100 Dollars ($100,000.00). All notices under this paragraph are irrevocable. By the Bank's close of business on the disbursement date and upon fulfillment of the conditions set forth herein and in any other of the Related Documents, the Bank shall disburse the requested Advances in immediately available funds by crediting the amount of such Advances to the Borrower's account with the Bank.

CONVERSION AND RENEWALS. The Borrower may elect from time to time to convert one type of Advance into another or to renew any Advance by giving the Bank written notice no later than 11:00 a.m. Central time, one (1) Business Day before conversion into a Prime Rate Advance and three (3) Business Days before conversion into or renewal of a Eurodollar Advance, specifying: (a) the renewal or conversion date, (b) the amount of the Advance to be converted or renewed,
(c) in the case of conversion, the type of Advance to be converted into (Prime Rate Advance or Eurodollar Advance), and (d) in the case of renewals of or conversion into a Eurodollar Advance, the applicable Interest Period, provided that (i) the minimum principal amount of each Eurodollar Advance outstanding after a renewal or conversion shall be One Hundred Thousand and 00/100 Dollars ($100,000.00); (ii) a Eurodollar Advance can only be converted on the last day of the Interest Period for the Advance; and (iii) the Borrower may not elect an Interest Period ending after the maturity date of this Note. All notices given under this paragraph are irrevocable. If the Borrower fails to give the Bank the notice specified above for the renewal or conversion of a Eurodollar Advance by 11:00 a.m. Central time three (3) Business Days before the end of the Interest Period for that Advance, the Advance shall automatically be converted to a Prime Rate Advance on the last day of the Interest Period for the Advance.

INTEREST  PAYMENTS.  Interest  on  the  Advances  shall  be  paid  as  follows:

A. For each Prime Rate Advance, on the sixth day of each quarter beginning with the first quarter following disbursement of the Advance or following conversion of an Advance into a Prime Rate Advance, and at the maturity or conversion of the Advance into a Eurodollar Advance;

B. For each Eurodollar Advance, on the last day of the Interest Period for the Advance and, if the Interest Period is longer than three months, at three-month intervals beginning with the day three months from the date the Advance is disbursed.

PRINCIPAL PAYMENTS. All outstanding principal and interest is due and payable in full on October 6, 2007, which is defined herein as the "Principal Payment Date".

DEFAULT RATE OF INTEREST. After a default has occurred under this Note, whether or not the Bank elects to accelerate the maturity of this Note because of such default, all Advances outstanding under this Note, including all Eurodollar Advances, shall bear interest at a per annum rate equal to the Prime Rate, plus three percent (3.00%) from the date the Bank elects to impose such rate. Imposition of this rate shall not affect any limitations contained in this Note on the Borrower's right to repay principal on any Eurodollar Advance before the expiration of the Interest Period for that Advance.

PREPAYMENT. The Borrower may prepay all or any part of any Prime Rate Advance at any time without premium or penalty. The Borrower may prepay any Eurodollar
Advance  only  at  the  end  of  an  Interest  Period.

FUNDING LOSS INDEMNIFICATION. Upon the Bank's request, the Borrower shall pay the Bank amounts sufficient (in the Bank's reasonable opinion) to compensate it for any loss, cost, or expense incurred as a result of:

A. Any payment of a Eurodollar Advance on a date other than the last day of the Interest Period for the Advance, including, without limitation, acceleration of the Advances by the Bank pursuant to this Note or the Related Documents; or

B. Any failure by the Borrower to borrow or renew a Eurodollar Advance on the date specified in the relevant notice from the Borrower to the Bank.

ADDITIONAL COSTS. If any applicable domestic or foreign law, treaty, government rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to the Bank of any amounts payable by the Borrower under this Note or the Related Documents (other than taxes imposed on the overall net income of the Bank by the jurisdiction or by any political subdivision or taxing authority of the jurisdiction in which the Bank has its principal office), or (b) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (c) impose any other condition with respect to this Note or the Related Documents and the result of any of the foregoing is to increase the cost to the Bank of maintaining any Eurodollar Advance or to reduce the amount of any sum receivable by the Bank on such an Advance, or (d) affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital is increased by or based upon the existence of the Bank's obligations under this Note or the Related Documents and the increase has the effect of reducing the rate of return on the Bank's (or its controlling corporation's) capital as a consequence of the obligations under this Note or the Related Documents to a level below that which the Bank (or its controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Borrower shall pay to the Bank, from time to time, upon request by the Bank, additional amounts sufficient to compensate the Bank for the increased cost or reduced sum receivable. Whenever the Bank shall learn of circumstances described in this section which are likely to result in additional costs to the Borrower, the Bank shall give prompt written notice to the Borrower of the basis for and the estimated amount of any such anticipated additional costs. A statement as to the amount of the increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

ILLEGALITY. If any applicable domestic or foreign law, treaty, rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), shall make it unlawful or impossible for the Bank to maintain or fund the Eurodollar Advances, then, upon notice to the Borrower by the Bank, the outstanding principal amount of the Eurodollar Advances, together with accrued interest and any other amounts payable to the Bank under this Note or the Related Documents on account of the Eurodollar Advances shall be repaid (a) immediately upon the Bank's demand if such change or compliance with such requests, in the Bank's judgment, requires immediate repayment, or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request provided, however, that subject to the terms and conditions of this Note and the Related Documents the Borrower shall be entitled to simultaneously replace the entire outstanding balance of any Eurodollar Advance repaid in accordance with this section with a Prime Rate Advance in the same amount.

INABILITY TO DETERMINE INTEREST RATE. If the Bank determines that (a) quotations of interest rates for the relevant deposits referred to in the definition of Eurodollar Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the interest rate on a Eurodollar Advance as provided in this Note, or (b) the relevant interest rates referred to in the definition of Eurodollar Rate do not accurately cover the cost to the Bank of making or maintaining Eurodollar Advances, then the Bank shall forthwith give notice of such circumstances to the Borrower, whereupon (i) the obligation of the Bank to make Eurodollar Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to the suspension no longer exists, and (ii) the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Advance, together with accrued interest, on the last day of the then current Interest Period applicable to the Advance, provided, however, that, subject to the terms and conditions of this Note and the Related Documents, the Borrower shall be entitled to simultaneously replace the entire outstanding balance of any Eurodollar Advance repaid in accordance with this section with a Prime Rate Advance in the same amount.

OBLIGATIONS DUE ON NON-BUSINESS DAY. Whenever any payment under this Note becomes due and payable on a day that is not a Business Day, if no default then exists under this Note, the maturity of the payment shall be extended to the next succeeding Business Day, except, in the case of a Eurodollar Advance, if the result of the extension would be to extend the payment into another calendar month, the payment must be made on the immediately preceding Business Day.

MATTERS REGARDING PAYMENT. The Borrower will pay the Bank at the Bank's address shown above or at such other place as the Bank may designate. Payments shall be allocated among principal, interest and fees at the discretion of the Bank unless otherwise agreed or required by applicable law. Acceptance by the Bank of any payment which is less than the payment due at the time shall not constitute a waiver of the Bank's right to receive payment in full at that time or any other time.

CREDIT FACILITY. The Bank has approved a credit facility to the Borrower in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of advances made from time to time by the Bank to the Borrower. This Note evidences the Borrower's obligation to repay those advances. The aggregate principal amount of debt evidenced by this Note is the amount reflected from time to time in the records of the Bank. Until the earliest of maturity, the occurrence of any default, or the occurrence of any event that would constitute a default but for the giving of notice or the lapse of time or both until the end of any grace or cure period, the Borrower may borrow, pay down and reborrow under this Note subject to the terms of the Related Documents.

USURY. The Bank does not intend to charge, collect or receive any interest that would exceed the maximum rate allowed by law. If the effect of any applicable law is to render usurious any amount called for under this Note or the other Related Documents, or if any amount is charged or received with respect to this Note, or if any prepayment by the Borrower results in the Borrower having paid any interest in excess of that permitted by law, then all excess amounts collected by the Bank shall be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Related Documents have been paid in full, refunded to the Borrower), and the provisions of this Note and the other Related Documents immediately shall be deemed reformed and the amounts thereafter collectable reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law. All sums paid, or agreed to be paid, by the Borrower for the use, forbearance, or detention of money under this Note or the other Related Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits the Bank to contract for, charge or receive a greater amount of interest, the Bank will rely on federal law instead of the Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the "weekly ceiling" specified in Chapter 303 is the applicable ceiling.

MISCELLANEOUS. This Note binds the Borrower and its successors, and benefits the Bank, its successors and assigns. Any reference to the Bank includes any holder of this Note. This Note is issued pursuant and entitled to the benefits of that certain Credit Agreement by and between the Borrower and the Bank, dated October 6, 2004, and all replacements thereof (the "Credit Agreement") to which reference is hereby made for a more complete statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid. The terms and provisions of the Credit Agreement are hereby incorporated and made a part hereof by this reference thereto with the same force and effect as if set forth at length herein. No reference to the Credit Agreement and no provisions of this Note or the Credit Agreement shall alter or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on this Note as herein prescribed. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

ADDRESS:                                 BORROWER:
3847 East Loop 820 South                 The Leather Factory, Inc. (a Delaware
Fort Worth, TX   76119-4388                Corporation)
Attn: Shannon L. Greene, CFO             By:  ________________________
                                         Wray Thompson, Chief Executive Officer
                                         Date  Signed:  November  1,  2004